EXHIBIT 23(a)


                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Valley National Bancorp:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the heading
"Experts" in the Proxy Statement/Prospectus.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994 and accounting for income taxes in 1993.

KPMG PEAT MARWICK LLP

Short Hills, New Jersey
April 7, 1995